Exhibit 99.1

MARATHON ACQUISITION CORP.

COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS – , 2008

The undersigned, a stockholder of MARATHON ACQUISITION CORP. (the “Company”), does hereby appoint Michael S. Gross and Brian Gerson, or either of them, proxies with full power of substitution, for and in the name of the undersigned to attend the Special Meeting of stockholders of the Company to be held at                ,                on                 ,    , at        a.m. Eastern Time, or at any adjournment or postponement thereof, and there to vote, as designated on the reverse side, all shares of Common Stock of said Company which the undersigned would be entitled to vote if personally present at said meeting. The undersigned hereby revokes any proxy heretofore given and acknowledges receipt of the Notice of Special Meeting and Joint Proxy Statement/Prospectus dated , 2008.

This proxy is revocable and will be voted as directed by the undersigned. The Board of Directors of Marathon Acquisition Corp. recommends a vote FOR proposals 1, 2 and 3. If this proxy is signed and returned but does not specify a vote on any proposal, this proxy will be voted FOR any such proposal.

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE, AND MAIL THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

SEE REVERSE SIDE TO CAST VOTE

SPECIAL MEETING OF STOCKHOLDERS OF

MARATHON ACQUISITION CORP.

COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS–                , 2008

Please sign, date and mail

your proxy card in the

envelope provided

as soon as possible.

i Please detach along perforated line and mail in the envelope provided. i

PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY–Votes MUST be indicated (x) in Blue or Black Ink as shown here   ☒

The Board of Directors recommends a vote FOR proposal 1.

1. Approval of the Merger Proposal — a proposal to adopt the Agreement and Plan of Merger, dated as of March 21, 2008, by and among Marathon, GSL Holdings, Inc., CMA CGM S.A. and Global Ship Lease, Inc., and to approve the Merger contemplated thereby, pursuant to which Marathon and Global Ship Lease will merge with and into GSL Holdings and Global Ship Lease.

For	Against	Abstain
☐	☐	☐

If you vote “AGAINST” the Merger Proposal and you hold shares of Marathon common stock issued as part of the units issued in the Marathon initial public offering, you may exercise your conversion rights and demand that Marathon convert your shares of common stock into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Marathon’s initial public offering are held, by marking the “Exercise Conversion Rights” box below. You must vote “AGAINST” the Merger Proposal and demand that Marathon convert your shares into cash no later than the close of the vote on the Merger Proposal in order to exercise your conversion rights.

If you exercise your conversion rights, then you will be exchanging your shares of Marathon common stock for cash and will no longer own these shares. You will only be entitled to receive cash in connection with the conversion of these shares if the Merger is completed and you continue to hold these shares through the closing date of the Merger and tender your physical stock certificate to our stock transfer agent. Failure to (a) vote against the adoption of the Merger Proposal, (b) check the box below or, alternatively, demand conversion in writing, (c) continue to hold your shares of common stock through the closing date and tender your physical stock certificate to our stock transfer agent or (d) submit this proxy in a timely manner, will result in the loss of your conversion rights. If you return your proxy card without an indication of how you wish to vote, your shares will be voted for the adoption of the Merger Proposal and you will not be eligible to have your shares converted. If you hold the shares in street name and wish to tender your shares in connection with the exercise of your conversion rights, you will need to instruct your bank or broker to withdraw the shares from your account and electronically transfer your shares to the DTC account of Mellon Investor Services, LLC. Please call Jackie Banks at 201-680-5135 for additional information on exercising your conversion rights.

I Hereby Exercise My Conversion Rights

☐

The Board of Directors recommends a vote FOR proposal 2.

2. Approval of the Certificate Amendment Proposal — a proposal to amend Marathon’s certificate of incorporation to revise the definition of “Business Combination” to include the Merger contemplated by the merger agreement.

For	Against	Abstain
☐	☐	☐

The Board of Directors recommends a vote FOR proposal 3.

3. Approval of the Adjournment Proposal — a proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes for, or otherwise in connection with, the adoption of the Merger Proposal and the transactions contemplated thereby or the Certificate Amendment Proposal.

For	Against	Abstain
☐	☐	☐

I PLAN TO ATTEND THE SPECIAL MEETING. ☐

Note: Please sign exactly as name or names appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date

Signature

Co-Owner Sign Here

Title(s)

TO CHANGE YOUR ADDRESS, PLEASE MARK THIS BOX ☐ AND INDICATE YOUR NEW ADDRESS IN THE SPACE ABOVE